Free Writing Prospectus (To the Prospectus dated July 19, 2013, the Prospectus Supplement dated July 19, 2013 and the Prospectus Addendum dated February 3, 2015)	Filed Pursuant to Rule 433 Registration No. 333-190038 May 12, 2015
$ Notes Due May 27, 2016 Linked to an Equally Weighted Basket of 12 Equity Securities Global Medium-Term Notes, Series A
General
•
The Notes are designed for investors who seek a return based on the performance of an equally weighted basket of 12 equity securities over the term of the Notes, as reduced by the Adjustment Factor (as described herein). Investors should be willing to forgo interest and dividend payments and, if the level of the Basket does not increase by at least approximately 1.37%, be willing to lose some or all of their investment at maturity.

•	Unsecured and unsubordinated obligations of Barclays Bank PLC maturing May 27, 2016†
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof
•	The Notes are expected to price on or about May 12, 2015† (the “Pricing Date”) and are expected to issue on or about May 15, 2015† (the “Issue Date”).
Key Terms	Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
Issuer:	Barclays Bank PLC
Basket:
The Basket consists of 12 equity securities (each a “Basket Component” and collectively, the “Basket Components”). The Bloomberg ticker symbol, Weighting and Initial Basket Component Value of each Basket Component are set forth under “The Basket” on page FWP-3 of this free writing prospectus.

Payment at Maturity:
You will receive a cash payment on the Maturity Date per $1,000 principal amount Note that will reflect the performance of the Basket, as reduced by the Adjustment Factor, calculated as follows:
$1,000 × (1+ Basket Return) × Adjustment Factor
If the Final Basket Level does not increase from the Initial Basket Level by at least approximately 1.37%, you will lose some or all of your investment at maturity. As a result of the Adjustment Factor, the return on the Notes will be less than the return of the Basket.
Any payment on the Notes, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power (as described on page FWP-3 of this free writing prospectus) by the relevant U.K. resolution authority. See “Selected Risk Considerations—Credit of Issuer,” “Selected Risk Considerations—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” and “Consent to UK Bail-in Power” in this free writing prospectus and “Risk Factors” in the accompanying prospectus addendum.

U.K. Bail-in Power Acknowledgment:
By acquiring the Notes, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority that may result in the cancellation of all, or a portion, of any amounts payable on or modification of the form of the Notes. In the event of the exercise of any U.K. Bail-in Power, you may lose some or all of your investment in the Notes. See “Consent to U.K. Bail-in Power” in this free writing prospectus and the accompanying prospectus addendum for more information.

Basket Return:	Final Basket Level – Initial Basket Level Initial Basket Level
Adjustment Factor:	98.65%
Initial Basket Level:	Set equal to 100 on the Pricing Date
Final Basket Level:	The arithmetic average of the Basket Closing Levels on the Averaging Dates (rounded to two decimal places)
Basket Closing Level:
The Basket Closing Level on any Averaging Date will reflect the weighted returns of the Basket Components, calculated as follows:
100 × [1 + the aggregate sum, for all Basket Components, of
(Component Return of each such Basket Component on such Averaging Date × Weighting of such Basket Component)]

Component Return:
On any Averaging Date, the Component Return of each Basket Component will equal:
(Ending Basket Component Value on such Averaging Date – Initial Basket Component Value) / Initial Basket Component Value

Initial Basket Component Value:
The Initial Basket Component Value of each Basket Component will equal the closing price of such Basket Component on the Pricing Date and will be set forth under “Basket—Initial Basket Component Value” below.

Ending Basket Component Value:	On any Averaging Date, the Ending Basket Component Value of each Basket Component will equal the closing price of such Basket Component on such Averaging Date.
Averaging Dates†:	May 18, 2016, May 19, 2016, May 20, 2016, May 23, 2016 and May 24, 2016 (May 24, 2016, the “Final Valuation Date”)
Maturity Date†:	May 27, 2016
Calculation Agent:	Barclays Bank PLC
CUSIP/ISIN:	06741UWF7 / US06741UWF73
†
Expected. In the event we make any change to the expected Pricing Date or Issue Date, the Averaging Dates and/or the Maturity Date may be changed so that the stated term of the Notes remains the same. In addition, the Averaging Dates and the Maturity Date are subject to postponement. See “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof” in the accompanying prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on that date.

	Initial Issue Price1,2	Price to Public	Agent’s Commission2	Proceeds to Barclays Bank PLC
Per Note	$1,000	100%	1%	99%
Total	$●	$●	$●	$●
1
Our estimated value of the Notes on the Pricing Date, based on our internal pricing models, is expected to be between $960.00 and $976.50 per Note. The estimated value is expected to be less than the initial issue price of the Notes. See “Additional Information Regarding Our Estimated Value of the Notes” on page FWP-27 of this free writing prospectus.

2
J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the Notes. The placement agents will forgo fees for sales to fiduciary accounts. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts. The placement agents will receive a fee from the Issuer or one of its affiliates that will not exceed $10.00 per Note.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-6 of the prospectus supplement and on page PA-1 of the prospectus addendum and “Selected Risk Considerations” beginning on page FWP-6 of this free writing prospectus.
The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Notes constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

JPMorgan Placement Agent

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you each of these documents if you request them by calling your Barclays Bank PLC sales representative, such dealer or toll-free 1-888-227-2275 (Extension 2-3430). A copy of each of these documents may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019.
You may revoke your offer to purchase the Notes at any time prior to the pricing as described on the cover of this free writing prospectus. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Additional Terms Specific to the Notes

You should read this free writing prospectus together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the prospectus addendum dated February 3, 2015 relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This free writing prospectus, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and the prospectus addendum, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

•	Prospectus supplement dated July 19, 2013:
http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

•	Prospectus addendum dated February 3, 2015:
http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

Our SEC file number is 1-10257. As used in this free writing prospectus, “we,” “us” and “our” refer to Barclays Bank PLC.

Consent to U.K. Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Notes, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Notes, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Notes. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Notes or receive a different security, which may be worth significantly less than the Notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Notes.

By your acquisition of the Notes, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Selected Risk Considerations—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this free writing prospectus and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

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The Basket

The Bloomberg ticker symbol, Weighting and Initial Basket Component Value of each Basket Component are set forth in the table below.

Basket Component	Bloomberg Ticker Symbol	Weighting	Initial Basket Component Value*
The common stock of FireEye, Inc.	FEYE<equity>	1/12	$
The ordinary shares of Endo International plc	ENDP<equity>	1/12	$
The ordinary shares of Jazz Pharmaceuticals Public Limited Company	JAZZ<equity>	1/12	$
The ordinary shares of Actavis plc	ACT<equity>	1/12	$
The common stock of Pfizer Inc.	PFE<equity>	1/12	$
The common stock of Juno Therapeutics, Inc.	JUNO<equity>	1/12	$
The common stock of BioMarin Pharmaceutical Inc.	BMRN<equity>	1/12	$
The Class A common stock of Workday, Inc.	WDAY<equity>	1/12	$
The Class B common stock of Viacom Inc.	VIAB<equity>	1/12	$
The common stock of First Republic Bank	FRC<equity>	1/12	$
The common stock of Rite Aid Corporation	RAD<equity>	1/12	$
The common stock of Pandora Media, Inc.	P<equity>	1/12	$

* To be determined on the Pricing Date

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What Is the Total Return on the Notes at Maturity, Assuming a Range of Performances for the Basket?

The following table and examples illustrate the hypothetical payment at maturity and the hypothetical total return on the Notes. The “total return” as used in this free writing prospectus is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The table and examples set forth below reflect the Initial Basket Level of 100.00 and the Adjustment Factor of 98.65% and assume the Final Basket Levels set forth below. The actual Final Basket Level will be the arithmetic average of the Basket Closing Levels on the Averaging Dates. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the Notes.

Final Basket Level	Basket Return	Payment at Maturity	Total Return on Notes
125.00	25.00%	$1,233.13	23.313%
120.00	20.00%	$1,183.80	18.380%
115.00	15.00%	$1,134.48	13.448%
105.00	5.00%	$1,035.83	3.583%
101.37	1.37%	$1,000.02	0.002%
100.25	0.25%	$988.97	-1.103%
100.00	0.00%	$986.50	-1.350%
95.00	-5.00%	$937.18	-6.282%
90.00	-10.00%	$887.85	-11.215%
85.00	-15.00%	$838.53	-16.148%
80.00	-20.00%	$789.20	-21.080%
70.00	-30.00%	$690.55	-30.945%
60.00	-40.00%	$591.90	-40.810%
50.00	-50.00%	$493.25	-50.675%
40.00	-60.00%	$394.60	-60.540%
30.00	-70.00%	$295.95	-70.405%
20.00	-80.00%	$197.30	-80.270%
10.00	-90.00%	$98.65	-90.135%
0.00	-100.00%	$0.00	-100.000%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The level of the Basket increases from the Initial Basket Level of 100.00 to a Final Basket Level of 105.00, resulting in a Basket Return of 5.00%.

The investor receives a payment at maturity of $1,035.83 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 98.65%

$1,000 × (1 + 5.00%) × 98.65% = $1,035.83

The total return on the Notes is 3.583%.

Example 2: The level of the Basket decreases from the Initial Basket Level of 100.00 to a Final Basket Level of 60.00, resulting in a Basket Return of -40.00%.

The investor receives a payment at maturity of $591.90 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 98.65%

$1,000 × (1 + -40.00%) × 98.65% = $591.90

The total return on the Notes is -40.810%.

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Example 3: The level of the Basket remains unchanged from the Initial Basket Level of 100.00, resulting in a Basket Return of 0.00%.

The investor receives a payment at maturity of $986.50 per $1,000 principal amount Note, calculated as follows:

$1,000 × (1 + Basket Return) × 98.65%

$1,000 × (1 + 0.000%) × 98.65% = $986.50

The total return on the Notes is -1.350%.

Selected Purchase Considerations

•
Market Disruption Events and Adjustments — The Basket Components, the closing prices of the Basket Components, the Averaging Dates, the Maturity Date and the payment at maturity are subject to adjustment as described in the following sections of the prospectus supplement:

o
For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Market Disruption Events for Securities with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Foreign Currencies, Interest Rates, Commodities, Any Other Assets or Any Combination Thereof.”  Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on that date; and

o
For a description of further adjustments that may affect the Basket Components and events that may result in the acceleration of the Maturity Date, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket.”

•
Tax Consequences — You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Notes. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith.

Based on current market conditions, in the opinion of our special tax counsel, the Notes should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, gain or loss on your Notes should be treated as long-term capital gain or loss if you hold your Notes for more than a year, whether or not you are an initial purchaser of Notes at the original issue price. However, the Internal Revenue Service (the “IRS”) or a court may not respect this treatment, in which case the timing and character of any income or loss on the Notes could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Notes. While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Notes. Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

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Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Basket or the Basket Components. These risks are explained in more detail in the “Risk Factors” sections of the prospectus supplement and the prospectus addendum, including but not limited to the risk factors discussed under the following headings of the prospectus supplement (unless otherwise noted):

•	“Risk Factors—Risks Relating to All Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Pay No Interest”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Characterized as Being Fully Principal Protected or Are Characterized as Being Partially Protected or Contingently Protected”;

•
“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Securities Based on a Basket Comprised of More Than One Reference Asset”;

•	“Risk Factors—Under the terms of the notes, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” (in the accompanying prospectus addendum).

In addition to the risks discussed under the headings above, you should consider the following:

•
You May Lose Some or All of Your Principal — The Notes differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount at maturity. If the Final Basket Level does not increase from the Initial Basket Level by at least approximately 1.37%, the Notes will be exposed to the decline in the Basket, as reduced by the Adjustment Factor, and you will lose some or all of your investment at maturity.

•
The Adjustment Factor Will Diminish Any Increase in the Level of the Basket and Magnify Any Decline in the Level of the Basket — The Adjustment Factor will diminish any increase in the level of the Basket and magnify any decline in the level of the Basket. For each 1% that the Final Basket Level is greater than the Initial Basket Level, the return on the Notes will increase by less than 1%. In addition, for each 1% that the Final Basket Level is less than the Initial Basket Level, you will lose more than 1% of your principal amount, provided that the payment at maturity will not be less than zero.

•
Credit of Issuer — The Notes are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Notes and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Notes.

•
You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority — Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Notes, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Notes, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Notes. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Notes or receive a different security, which may be worth significantly less than the Notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Notes.

By your acquisition of the Notes, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Notes will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Notes. Accordingly, your rights as a holder of the Notes are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K.

FWP-6

Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this free writing prospectus and the risk factors in the accompanying prospectus addendum for more information.

•	No Interest Payments — As a holder of the Notes, you will not receive interest payments.

•
Lack of Liquidity — The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•
Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes.

•
Suitability of the Notes for Investment — You should reach a decision to invest in the Notes only after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the prospectus supplement, the prospectus addendum and the prospectus. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.

•
The Payment at Maturity on Your Notes Is Not Based on the Level of the Basket at Any Time Other Than the Averaging Dates — The Final Basket Level and the Basket Return will be based solely on the arithmetic average of the Basket Closing Levels on the Averaging Dates relative to the Initial Basket Level. Therefore, if the level of the Basket drops precipitously on one or more of the Averaging Dates, the payment at maturity, if any, that you will receive for your Notes may be significantly less than it would otherwise have been had the payment at maturity been linked to the level of the Basket at a time prior to such drop or after the level of the Basket has recovered. Although the level of the Basket on the Maturity Date or at other times during the life of your Notes may be higher than the Basket Closing Level on the Averaging Dates, you will not benefit from the level of the Basket at any time other than on the Averaging Dates.

•
Owning the Notes Is Not the Same as Owning the Basket Components — The return on your Notes may not reflect the return you would realize if you actually owned the Basket Components. For instance, as a holder of the Notes, you will not have voting rights, rights to receive cash dividends or other distribution or other rights that holders of the Basket Components would have.

•
Correlation (or Lack of Correlation) of Performances Among the Basket Components May Adversely Affect Your Return on the Notes, and Changes in the Value of One or More of the Basket Components May Offset Each Other — Value movements in the Basket Components may not correlate with each other. At a time when the value of one Basket Component increases in value, the value of the other Basket Components may not increase as much, or may even decline in value. Therefore, in calculating the Basket Components’ performance on the Averaging Dates, an increase in the value of one basket component may be moderated, or wholly offset, by lesser increases or declines in the value of other Basket Components. In addition, however, high correlation of movements in the values of the Basket Components could adversely affect your return on the Notes during periods of negative performance of the Basket Components.

•
Antidilution Adjustments — For certain corporate events affecting a Basket Component, the Calculation Agent may make adjustments to the amounts payable on the Notes. However, the Calculation Agent will not make such adjustments in response to all events that could affect the Basket Components. If an event occurs that does not require the Calculation Agent to make such adjustments, the value of the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the Calculation Agent, which will be binding on you absent manifest error. You should be aware that the Calculation Agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this free writing prospectus or the prospectus supplement as necessary to achieve an equitable result.

•
In Some Circumstances, the Payment You Receive on the Notes May Be Based on the Stock of Another Company and Not a Basket Component — Following certain corporate events relating to the issuer of a Basket Component where the issuer of such Basket Component is not the surviving entity, your return on the Notes paid by Barclays Bank PLC may be based on the shares of a successor to the issuer of such Basket Component or any cash or any other assets distributed to holders of such Basket Component in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the sections “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” and “Reference Assets—Baskets—Adjustments Relating to Securities with the Reference Asset Comprised of a Basket” of the prospectus supplement.

•
Risks Associated with Non-U.S. Companies — An investment linked to the value of securities issued by non-U.S. companies, such as the ordinary shares of Endo International plc, Jazz Pharmaceuticals Public Limited Company and Actavis plc, which are each issued by a company incorporated under the laws of Ireland with each company’s principal executive offices and primary operations located in Ireland, involves risks associated with such country of organization and operation. The prices of each such company’s securities may be affected by political, economic, financial and social factors in such

FWP-7

country, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.

•
Exchange rate risk — Because the ordinary shares of Endo International plc are quoted and traded in U.S. dollars on The NASDAQ Stock Market and are also publicly traded on a non-U.S. exchange in a currency other than U.S. dollars, changes in currency exchange rates may negatively impact the value of the ordinary shares of Endo International plc in U.S. dollars. The value of the non-U.S. currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, non-U.S. governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns on the Notes.

•
The Common Stock of Juno Therapeutics, Inc. Has a Limited Trading History — The common stock of Juno Therapeutics, Inc. commenced regular trading on The NASDAQ Stock Market on December 19, 2014 and therefore has limited historical performance.  Past performance should not be considered indicative of future performance.

•
Many Economic and Market Factors Will Impact the Value of the Notes — In addition to the value of the Basket Components on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	the expected volatility of the Basket Components;

o	the time to maturity of the Notes;

o	the correlation (or lack of correlation) in price movements among the Basket Components;

o	the dividend rate on the Basket Components;

o	interest and yield rates in the market generally;

o	supply and demand for the Notes;

o	a variety of economic, financial, political, regulatory and judicial events; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
The Estimated Value of Your Notes Is Expected to Be Lower Than the Initial Issue Price of Your Notes — The estimated value of your Notes on the Pricing Date is expected to be lower, and may be significantly lower, than the initial issue price of your Notes. The difference between the initial issue price of your Notes and the estimated value of the Notes is expected as a result of certain factors, such as any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost that we may incur in hedging our obligations under the Notes, and estimated development and other costs that we may incur in connection with the Notes.

•
The Estimated Value of Your Notes Might Be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market — The estimated value of your Notes on the Pricing Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated values referenced above might be lower if such estimated values were based on the levels at which our benchmark debt securities trade in the secondary market.

•
The Estimated Value of the Notes Is Based on Our Internal Pricing Models, Which May Prove to Be Inaccurate and May Be Different from the Pricing Models of Other Financial Institutions — The estimated value of your Notes on the Pricing Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions that may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

•
The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if Any, and Such Secondary Market Prices, if Any, Will Likely Be Lower Than the Initial Issue Price of Your Notes and May Be Lower Than the Estimated Value of Your Notes — The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes. As a result, the price, at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.

FWP-8

•
The Temporary Price at Which We May Initially Buy the Notes in the Secondary Market and the Value We May Initially Use for Customer Account Statements, if We Provide Any Customer Account Statements at All, May Not Be Indicative of Future Prices of Your Notes — Assuming that all relevant factors remain constant after the Pricing Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Pricing Date, as well as the secondary market value of the Notes, for a temporary period after the initial Issue Date of the Notes. The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

•
We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect Your Notes in Various Ways and Create Conflicts of Interest — We and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Notes, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as an incentive to sell these Notes instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Notes. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Notes. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities.

•
The U.S. Federal Income Tax Consequences of an Investment in the Notes Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of the ownership and disposition of the Notes could be materially and adversely affected. In addition, as described above under “Tax Consequences,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

FWP-9

The Basket and the Basket Components

The Basket is an equally weighted basket of 12 equity securities, as set forth in the table below.

Basket Component Information as of May 8, 2015
Basket Component	Bloomberg Ticker Symbol	Relevant Exchange	SEC File Number	Weighting	Basket Component Closing Price
The common stock of FireEye, Inc.	FEYE<equity>	The NASDAQ Stock Market	001-36067	1/12	$41.69
The ordinary shares of Endo International plc	ENDP<equity>	The NASDAQ Stock Market	001-36326	1/12	$87.04
The ordinary shares of Jazz Pharmaceuticals Public Limited Company	JAZZ<equity>	The NASDAQ Stock Market	001-33500	1/12	$175.44
The ordinary shares of Actavis plc	ACT<equity>	The New York Stock Exchange	000-55075	1/12	$292.82
The common stock of Pfizer Inc.	PFE<equity>	The New York Stock Exchange	001-03619	1/12	$34.02
The common stock of Juno Therapeutics, Inc.	JUNO<equity>	The NASDAQ Stock Market	001-36781	1/12	$46.17
The common stock of BioMarin Pharmaceutical Inc.	BMRN<equity>	The NASDAQ Stock Market	000-26727	1/12	$121.66
The Class A common stock of Workday, Inc.	WDAY<equity>	The New York Stock Exchange	001-35680	1/12	$89.51
The Class B common stock of Viacom Inc.	VIAB<equity>	The NASDAQ Stock Market	001-32686	1/12	$66.44
The common stock of First Republic Bank	FRC<equity>	The New York Stock Exchange	N/A*	1/12	$59.31
The common stock of Rite Aid Corporation	RAD<equity>	The New York Stock Exchange	001-05742	1/12	$7.98
The common stock of Pandora Media, Inc.	P<equity>	The New York Stock Exchange	001-35198	1/12	$18.21

* First Republic Bank is required to periodically file certain financial and other information specified by the Federal Deposit Insurance Corporation (“FDIC”). Information provided to or filed with the FDIC by First Republic pursuant to the Exchange Act can be located by reference to the FDIC certificate number 59017 and can be accessed through ww2.fdic.gov/efr/. We have not independently verified the accuracy of such publicly available information.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of each Basket Component can be located by reference to its SEC file number (or with respect to the First Republic Bank, its FDIC certificate number) provided in the table above. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Included below is a brief description of the issuer of each Basket Component. This information has been obtained from publicly available sources. Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or the accompanying prospectus,  prospectus supplement or prospectus addendum. We have not independently verified the accuracy or completeness of the information contained in outside sources.

According to publicly available information:

•	FireEye, Inc. is a cybersecurity company.

•
Endo International plc, an Irish company, is a specialty healthcare company focused on branded and generic pharmaceuticals and devices. Endo International plc was established for the purpose of facilitating a business combination between Endo Health Solutions Inc. (“EHSI”) and Paladin Labs Inc. (“Paladin). On February 28, 2014, EHSI acquired all of the shares of Paladin and through a related merger EHSI and Paladin became wholly owned subsidiaries of Endo International plc. Endo International plc is the successor SEC registrant to EHSI and Paladin.

•
Jazz Pharmaceuticals Public Limited Company, an Irish company, is a biopharmaceutical company focused on identifying, developing and commercializing products that address unmet medical needs. On January 18, 2012, a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company merged with and into Jazz Pharmaceuticals, Inc., with Jazz

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Pharmaceuticals, Inc. surviving the merger and becoming a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company. Jazz Pharmaceuticals Public Limited Company is the successor SEC registrant to Jazz Pharmaceuticals, Inc.

•
Actavis plc is an integrated global specialty pharmaceutical company engaged in the development, manufacturing, marketing, sale and distribution of generic, branded generic, brand name, biosimilar and over-the-counter pharmaceutical products. Actavis plc was established for the purpose of facilitating a business combination between Actavis, Inc. (formerly known as Watson Pharmaceuticals, Inc.) and Warner Chilcott plc. On October 1, 2013, Actavis plc acquired Warner Chilcott plc and, through a related merger, Actavis, Inc. and Warner Chilcott plc became wholly-owned subsidiaries of Actavis plc. Actavis plc is the successor SEC registrant to Actavis, Inc. and Warner Chilcott plc.

•	Pfizer Inc. is a research-based biopharmaceutical company.

•	Juno Therapeutics, Inc. is a biopharmaceutical company focused on treating cancer.

•	BioMarin Pharmaceutical Inc. develops and commercializes pharmaceuticals for serious diseases and medical conditions.

•	Workday, Inc. is a provider of enterprise cloud applications for finance and human resources.

•
Viacom Inc. is a global entertainment content company that creates television programs, motion pictures, short-form video, applications, games, brands for consumer products, social media and other entertainment content.

•
First Republic Bank is a commercial bank and trust company, specializing in providing personalized, relationship-based Preferred Banking, preferred business banking, real estate lending, trust and wealth management services to clients in selected metropolitan areas throughout the United States.

•	Rite Aid Corporation is a retail drugstore chain in the United States.

•	Pandora Media, Inc. is engaged in internet radio in the United States.

Historical Information

The graph below sets forth the performance of the Basket from December 19, 2014 through May 8, 2015, based on the daily closing prices of the Basket Components, assuming the Basket Components are weighted as set forth above and that the Initial Basket Level was 100 on December 19, 2014. The common stock of Juno Therapeutics, Inc. commenced trading on The NASDAQ Stock Market on December 19, 2014 and therefore the performance history for the Basket shown below is limited.

We calculated the closing levels above using closing prices obtained from Bloomberg and we obtained the closing prices below from Bloomberg, in each case, without independent verification. Historical performance of the Basket and the Basket Components should not be taken as an indication of future performance. Future performance of the Basket and the Basket Components may differ significantly from historical performance, and no assurance can be given as to the level of the Basket during the term of the Notes, including on any of the Averaging Dates. We cannot give you assurance that the performance of the Basket will result in the return of any of your initial investment. The closing prices above and below may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.

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Historical Information for FireEye, Inc.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
9/20/2013*	9/30/2013	41.63	20.00	41.53
10/1/2013	12/31/2013	43.69	33.60	43.61
1/1/2014	3/31/2014	95.63	41.13	61.57
4/1/2014	6/30/2014	64.37	26.47	40.55
7/1/2014	9/30/2014	41.04	27.57	30.56
10/1/2014	12/31/2014	34.25	25.76	31.58
1/1/2015	3/31/2015	46.15	29.78	39.25
4/1/2015	5/8/2015**	44.03	38.14	41.69

* FireEye, Inc. commenced trading on The NASDAQ Stock Market on September 20, 2013 and therefore has limited historical performance. For this reason, available information for the fourth quarter of 2013 includes data for the period from September 20, 2013 through December 31, 2013. Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2013.

** Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

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Historical Information for Endo International plc*

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	28.12	22.70	23.94
4/1/2008	6/30/2008	26.28	23.66	24.19
7/1/2008	9/30/2008	25.19	19.92	20.00
10/1/2008	12/31/2008	25.88	14.62	25.88
1/1/2009	3/31/2009	26.08	16.42	17.68
4/1/2009	6/30/2009	18.52	15.83	17.92
7/1/2009	9/30/2009	23.07	17.09	22.63
10/1/2009	12/31/2009	23.97	19.51	20.51
1/1/2010	3/31/2010	24.82	19.51	23.69
4/1/2010	6/30/2010	24.23	20.22	21.82
7/1/2010	9/30/2010	33.24	22.05	33.24
10/1/2010	12/31/2010	37.13	32.88	35.71
1/1/2011	3/31/2011	38.16	33.22	38.16
4/1/2011	6/30/2011	42.65	38.24	40.17
7/1/2011	9/30/2011	41.73	27.15	27.99
10/1/2011	12/31/2011	36.04	26.51	34.53
1/1/2012	3/31/2012	39.01	33.80	38.73
4/1/2012	6/30/2012	38.79	29.03	30.98
7/1/2012	9/30/2012	33.68	29.21	31.72
10/1/2012	12/31/2012	32.43	25.60	26.27
1/1/2013	3/31/2013	31.66	25.06	30.76
4/1/2013	6/30/2013	39.30	30.73	36.79
7/1/2013	9/30/2013	45.60	36.30	45.44
10/1/2013	12/31/2013	67.46	43.64	67.46
1/1/2014	3/31/2014	81.49	64.30	68.65
4/1/2014	6/30/2014	73.94	56.28	70.02
7/1/2014	9/30/2014	70.48	61.26	68.34
10/1/2014	12/31/2014	73.37	60.19	72.12
1/1/2015	3/31/2015	92.37	71.97	89.70
4/1/2015	5/8/2015**	95.92	84.07	87.04

* The data in this table prior to February 28, 2014 reflects the performance of the common stock of Endo Health Solutions Inc. and the data after February 28, 2014 reflects performance of the ordinary shares of Endo International plc.

** Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

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PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* The vertical dotted line in the graph indicates February 28, 2014. In the graph, the performance to the left of the vertical dotted line reflects the common stock of Endo Health Solutions Inc. and the performance to the right of the vertical dotted line reflects the ordinary shares of Endo International plc.

Historical Information for Jazz Pharmaceuticals Public Limited Company*

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	15.46	9.02	9.02
4/1/2008	6/30/2008	9.29	5.70	7.41
7/1/2008	9/30/2008	8.49	3.97	4.94
10/1/2008	12/31/2008	5.01	1.01	1.93
1/1/2009	3/31/2009	2.00	0.58	0.89
4/1/2009	6/30/2009	4.59	0.55	3.73
7/1/2009	9/30/2009	10.37	3.63	8.02
10/1/2009	12/31/2009	8.78	6.03	7.88
1/1/2010	3/31/2010	13.47	8.24	10.90
4/1/2010	6/30/2010	11.93	7.15	7.83
7/1/2010	9/30/2010	10.95	7.96	10.73
10/1/2010	12/31/2010	20.00	10.11	19.68
1/1/2011	3/31/2011	33.11	19.43	31.85
4/1/2011	6/30/2011	34.52	26.52	33.35
7/1/2011	9/30/2011	46.80	32.70	41.52
10/1/2011	12/31/2011	44.27	34.80	38.63
1/1/2012	3/31/2012	52.47	38.59	48.47
4/1/2012	6/30/2012	51.72	41.22	45.01
7/1/2012	9/30/2012	58.50	43.56	57.01

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10/1/2012	12/31/2012	59.34	49.96	53.20
1/1/2013	3/31/2013	60.00	54.58	55.91
4/1/2013	6/30/2013	70.86	52.79	68.73
7/1/2013	9/30/2013	91.97	69.73	91.97
10/1/2013	12/31/2013	126.79	82.62	126.56
1/1/2014	3/31/2014	174.98	125.51	138.68
4/1/2014	6/30/2014	154.82	124.63	147.01
7/1/2014	9/30/2014	174.37	132.55	160.56
10/1/2014	12/31/2014	183.03	142.72	163.73
1/1/2015	3/31/2015	189.01	158.12	172.79
4/1/2015	5/8/2015**	189.92	167.87	175.44

* The data in this table prior to January 18, 2012 reflects the performance of the common stock of Jazz Pharmaceuticals, Inc. and the data after January 18, 2012 reflects the performance of the ordinary shares of Jazz Pharmaceuticals Public Limited Company.

** Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* The vertical dotted line in the graph indicates January 18, 2012. In the graph, the performance to the left of the vertical dotted line reflects the common stock of Jazz Pharmaceuticals, Inc. and the performance to the right of the vertical dotted line reflects the ordinary shares of Jazz Pharmaceuticals Public Limited Company.

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Historical Information for Actavis plc*

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	29.34	25.72	29.32
4/1/2008	6/30/2008	31.14	26.68	27.17
7/1/2008	9/30/2008	30.78	26.97	28.50
10/1/2008	12/31/2008	28.97	20.76	26.57
1/1/2009	3/31/2009	31.11	23.74	31.11
4/1/2009	6/30/2009	33.88	28.84	33.69
7/1/2009	9/30/2009	37.00	33.00	36.64
10/1/2009	12/31/2009	40.12	33.94	39.61
1/1/2010	3/31/2010	42.15	37.69	41.77
4/1/2010	6/30/2010	44.94	40.57	40.57
7/1/2010	9/30/2010	44.92	39.86	42.31
10/1/2010	12/31/2010	51.95	43.14	51.65
1/1/2011	3/31/2011	57.38	50.59	56.01
4/1/2011	6/30/2011	68.73	56.51	68.73
7/1/2011	9/30/2011	72.10	60.04	68.25
10/1/2011	12/31/2011	70.52	59.65	60.34
1/1/2012	3/31/2012	67.06	55.89	67.06
4/1/2012	6/30/2012	76.16	65.85	73.99
7/1/2012	9/30/2012	85.16	74.69	85.16
10/1/2012	12/31/2012	90.85	82.72	86.00
1/1/2013	3/31/2013	92.11	83.10	92.11
4/1/2013	6/30/2013	130.20	92.46	126.22
7/1/2013	9/30/2013	144.30	122.08	144.00
10/1/2013	12/31/2013	168.00	137.30	168.00
1/1/2014	3/31/2014	227.26	167.93	205.85
4/1/2014	6/30/2014	224.21	188.83	223.05
7/1/2014	9/30/2014	248.00	202.72	241.28
10/1/2014	12/31/2014	270.61	217.24	257.41
1/1/2015	3/31/2015	317.06	255.17	297.62
4/1/2015	5/8/2015**	298.92	282.86	292.82

* The data in this table prior to October 1, 2013 reflects the performance of the Class A common shares of Actavis, Inc. and the data after October 1, 2013 reflects the perfomance of the ordinary shares of Actavis plc.

** Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

FWP-16

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

* The vertical dotted line in the graph indicates October 1, 2013. In the graph, the performance to the left of the vertical dotted line reflects the Class A common shares of Actavis, Inc. and the performance to the right of the vertical dotted line reflects the ordinary shares of Actavis plc.

Historical Information for Pfizer Inc.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	24.08	20.50	20.93
4/1/2008	6/30/2008	21.51	17.17	17.47
7/1/2008	9/30/2008	19.97	17.17	18.44
10/1/2008	12/31/2008	19.00	14.45	17.71
1/1/2009	3/31/2009	18.27	11.66	13.62
4/1/2009	6/30/2009	15.34	13.04	15.00
7/1/2009	9/30/2009	16.86	14.20	16.55
10/1/2009	12/31/2009	18.85	16.15	18.19
1/1/2010	3/31/2010	20.00	16.91	17.15
4/1/2010	6/30/2010	17.29	14.26	14.26
7/1/2010	9/30/2010	17.41	14.14	17.17
10/1/2010	12/31/2010	17.79	16.29	17.51
1/1/2011	3/31/2011	20.38	17.68	20.31
4/1/2011	6/30/2011	21.45	19.79	20.60
7/1/2011	9/30/2011	20.78	16.66	17.68
10/1/2011	12/31/2011	21.83	17.33	21.64
1/1/2012	3/31/2012	22.66	20.95	22.66
4/1/2012	6/30/2012	23.08	21.60	23.00
7/1/2012	9/30/2012	24.96	22.34	24.85

FWP-17

10/1/2012	12/31/2012	26.04	23.66	25.08
1/1/2013	3/31/2013	28.86	25.85	28.86
4/1/2013	6/30/2013	31.08	27.23	28.01
7/1/2013	9/30/2013	29.67	27.65	28.71
10/1/2013	12/31/2013	32.20	28.24	30.63
1/1/2014	3/31/2014	32.75	29.66	32.12
4/1/2014	6/30/2014	32.40	29.02	29.68
7/1/2014	9/30/2014	30.96	28.04	29.57
10/1/2014	12/31/2014	32.09	27.70	31.15
1/1/2015	3/31/2015	35.05	31.16	34.79
4/1/2015	5/8/2015*	35.44	33.46	34.02

* Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FWP-18

Historical Information for Juno Therapeutics, Inc.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
12/19/2014*	12/31/2014	54.21	35.00	52.22
1/1/2015	3/31/2015	61.53	38.67	60.66
4/1/2015	5/8/2015**	64.66	42.74	46.17

* Juno Therapeutics, Inc. commenced trading on The NASDAQ Stock Market on December 19, 2014 and therefore has limited historical performance. For this reason, available information for the fourth quarter of 2014 includes data for the period from December 19, 2014 through December 31, 2014. Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

** Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Historical Information for BioMarin Pharmaceutical Inc.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	40.39	31.90	35.37
4/1/2008	6/30/2008	39.72	28.92	28.98
7/1/2008	9/30/2008	32.55	25.60	26.49
10/1/2008	12/31/2008	26.29	13.59	17.80
1/1/2009	3/31/2009	20.83	10.14	12.35
4/1/2009	6/30/2009	15.80	11.92	15.61
7/1/2009	9/30/2009	18.33	13.86	18.08
10/1/2009	12/31/2009	18.98	15.49	18.81
1/1/2010	3/31/2010	23.81	18.95	23.37

FWP-19

4/1/2010	6/30/2010	24.71	18.33	18.96
7/1/2010	9/30/2010	23.09	18.24	22.35
10/1/2010	12/31/2010	28.25	21.82	26.93
1/1/2011	3/31/2011	28.29	23.47	25.13
4/1/2011	6/30/2011	28.46	24.93	27.21
7/1/2011	9/30/2011	31.87	24.02	31.87
10/1/2011	12/31/2011	35.38	30.07	34.38
1/1/2012	3/31/2012	38.34	33.68	34.25
4/1/2012	6/30/2012	39.58	32.13	39.58
7/1/2012	9/30/2012	43.30	37.02	40.27
10/1/2012	12/31/2012	50.17	36.81	49.25
1/1/2013	3/31/2013	62.39	51.56	62.26
4/1/2013	6/30/2013	70.30	54.72	55.79
7/1/2013	9/30/2013	78.44	58.66	72.22
10/1/2013	12/31/2013	75.94	59.28	70.27
1/1/2014	3/31/2014	83.28	64.99	68.21
4/1/2014	6/30/2014	68.61	56.15	62.21
7/1/2014	9/30/2014	73.00	55.78	72.16
10/1/2014	12/31/2014	94.19	67.27	90.40
1/1/2015	3/31/2015	129.14	90.28	124.62
4/1/2015	5/8/2015*	123.64	112.05	121.66

* Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FWP-20

Historical Information Workday, Inc.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
10/12/2012*	12/31/2012	56.17	46.99	54.50
1/1/2013	3/31/2013	64.54	50.39	61.63
4/1/2013	6/30/2013	68.70	57.68	64.09
7/1/2013	9/30/2013	83.13	64.07	80.93
10/1/2013	12/31/2013	83.16	72.21	83.16
1/1/2014	3/31/2014	115.47	81.77	91.43
4/1/2014	6/30/2014	95.28	67.06	89.86
7/1/2014	9/30/2014	93.98	77.47	82.50
10/1/2014	12/31/2014	95.63	78.42	81.61
1/1/2015	3/31/2015	93.94	78.06	84.41
4/1/2015	5/8/2015**	91.21	83.41	89.51

* Workday, Inc. commenced trading on the New York Stock Exchange on October 12, 2012 and therefore has limited historical performance. For this reason, available information for the fourth quarter of 2012 includes data for the period from October 12, 2012 through December 31, 2012. Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2012.

** Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FWP-21

Historical Information for Viacom Inc.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	42.57	36.40	39.62
4/1/2008	6/30/2008	41.10	30.02	30.54
7/1/2008	9/30/2008	31.11	23.44	24.84
10/1/2008	12/31/2008	25.01	11.96	19.06
1/1/2009	3/31/2009	20.64	13.44	17.38
4/1/2009	6/30/2009	23.70	18.05	22.70
7/1/2009	9/30/2009	28.38	20.31	28.04
10/1/2009	12/31/2009	31.39	27.31	29.73
1/1/2010	3/31/2010	34.38	27.92	34.38
4/1/2010	6/30/2010	36.60	31.37	31.37
7/1/2010	9/30/2010	36.52	30.76	36.19
10/1/2010	12/31/2010	40.05	36.21	39.61
1/1/2011	3/31/2011	47.00	39.80	46.52
4/1/2011	6/30/2011	51.60	47.03	51.00
7/1/2011	9/30/2011	52.30	38.74	38.74
10/1/2011	12/31/2011	45.96	36.66	45.41
1/1/2012	3/31/2012	49.39	45.90	47.46
4/1/2012	6/30/2012	49.02	45.66	47.02
7/1/2012	9/30/2012	55.21	45.28	53.59
10/1/2012	12/31/2012	56.64	47.99	52.74
1/1/2013	3/31/2013	63.87	56.01	61.48
4/1/2013	6/30/2013	69.72	61.71	68.03
7/1/2013	9/30/2013	84.42	67.54	83.58
10/1/2013	12/31/2013	87.34	79.25	87.34
1/1/2014	3/31/2014	88.90	78.80	84.99
4/1/2014	6/30/2014	87.85	81.94	86.73
7/1/2014	9/30/2014	88.36	76.82	76.94
10/1/2014	12/31/2014	77.27	68.20	75.25
1/1/2015	3/31/2015	75.40	64.42	68.30
4/1/2015	5/8/2015*	72.24	66.44	66.44

* Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

FWP-22

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Historical Information for First Republic Bank

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
12/10/2010*	12/31/2010	29.45	27.31	29.12
1/1/2011	3/31/2011	31.35	28.00	30.91
4/1/2011	6/30/2011	34.60	29.23	32.28
7/1/2011	9/30/2011	31.00	23.08	23.16
10/1/2011	12/31/2011	31.38	22.48	30.61
1/1/2012	3/31/2012	33.68	29.66	32.94
4/1/2012	6/30/2012	33.64	29.53	33.60
7/1/2012	9/30/2012	34.66	32.05	34.46
10/1/2012	12/31/2012	35.02	32.00	32.78
1/1/2013	3/31/2013	38.62	33.15	38.62
4/1/2013	6/30/2013	40.03	36.69	38.48
7/1/2013	9/30/2013	47.05	38.38	46.63
10/1/2013	12/31/2013	52.72	45.84	52.35
1/1/2014	3/31/2014	55.38	47.65	53.99
4/1/2014	6/30/2014	55.13	49.94	54.99
7/1/2014	9/30/2014	55.62	45.77	49.38
10/1/2014	12/31/2014	52.91	46.36	52.12
1/1/2015	3/31/2015	59.67	47.62	57.09
4/1/2015	5/8/2015**	59.39	56.75	59.31

* First Republic Bank commenced trading on the New York Stock Exchange on December 10, 2010 and therefore has limited historical performance. For this reason, available information for the fourth quarter of 2010 includes data for the period from December 10, 2010 through December 31, 2010. Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly

FWP-23

Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2010.

** Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Historical Information for Rite Aid Corporation

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
1/1/2008	3/31/2008	3.24	1.95	2.94
4/1/2008	6/30/2008	2.99	1.35	1.59
7/1/2008	9/30/2008	1.56	1.05	1.06
10/1/2008	12/31/2008	0.52	0.30	0.31
1/1/2009	3/31/2009	0.43	0.20	0.36
4/1/2009	6/30/2009	1.74	0.39	1.51
7/1/2009	9/30/2009	2.24	1.26	1.64
10/1/2009	12/31/2009	1.60	1.26	1.51
1/1/2010	3/31/2010	1.74	1.29	1.50
4/1/2010	6/30/2010	1.49	0.98	0.98
7/1/2010	9/30/2010	1.10	0.87	0.94
10/1/2010	12/31/2010	0.97	0.88	0.88
1/1/2011	3/31/2011	1.41	0.90	1.06
4/1/2011	6/30/2011	1.33	1.01	1.33
7/1/2011	9/30/2011	1.35	0.97	0.98
10/1/2011	12/31/2011	1.33	0.91	1.26
1/1/2012	3/31/2012	2.05	1.25	1.74

FWP-24

4/1/2012	6/30/2012	1.78	1.17	1.40
7/1/2012	9/30/2012	1.45	1.12	1.17
10/1/2012	12/31/2012	1.44	0.97	1.36
1/1/2013	3/31/2013	1.94	1.29	1.90
4/1/2013	6/30/2013	3.15	1.71	2.86
7/1/2013	9/30/2013	4.94	2.74	4.76
10/1/2013	12/31/2013	6.11	4.83	5.06
1/1/2014	3/31/2014	6.92	5.04	6.27
4/1/2014	6/30/2014	8.50	6.05	7.17
7/1/2014	9/30/2014	7.57	4.84	4.84
10/1/2014	12/31/2014	7.56	4.51	7.52
1/1/2015	3/31/2015	8.76	6.98	8.69
4/1/2015	5/8/2015*	8.87	7.71	7.98

* Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Historical Information for Pandora Media, Inc.

Quarter Begin	Quarter End	Quarterly High (USD)	Quarterly Low (USD)	Quarterly Close (USD)
6/15/2011*	6/30/2011	18.91	13.26	18.91
7/1/2011	9/30/2011	20.04	9.87	14.65
10/1/2011	12/31/2011	15.80	9.79	10.01
1/1/2012	3/31/2012	14.66	10.01	10.21
4/1/2012	6/30/2012	11.79	8.06	10.87
7/1/2012	9/30/2012	12.57	9.12	10.95

FWP-25

10/1/2012	12/31/2012	10.60	7.18	9.18
1/1/2013	3/31/2013	14.27	9.49	14.16
4/1/2013	6/30/2013	18.40	12.82	18.40
7/1/2013	9/30/2013	27.35	17.89	25.13
10/1/2013	12/31/2013	31.56	23.78	26.60
1/1/2014	3/31/2014	39.43	26.76	30.32
4/1/2014	6/30/2014	31.74	22.17	29.50
7/1/2014	9/30/2014	29.82	24.16	24.16
10/1/2014	12/31/2014	24.70	16.90	17.83
1/1/2015	3/31/2015	18.52	14.63	16.21
4/1/2015	5/8/2015**	18.57	15.96	18.21

* Pandora Media, Inc. commenced trading on the New York Stock Exchange on June 15, 2011 and therefore has limited historical performance. For this reason, available information for the second quarter of 2011 includes data for the period from June 15, 2011 through June 30, 2011. Accordingly, the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

** Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through May 8, 2015. Accordingly the “Quarterly High (USD),” “Quarterly Low (USD)” and “Quarterly Close (USD)” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

FWP-26

Certain Employee Retirement Income Security Act Considerations

Your purchase of a Note in an Individual Retirement Account (an “IRA”), will be deemed to be a representation and warranty by you, as a fiduciary of the IRA and also on behalf of the IRA, that (i) neither the Issuer, the placement agent nor any of their respective affiliates has or exercises any discretionary authority or control or acts in a fiduciary capacity with respect to the IRA assets used to purchase the Note or renders investment advice (within the meaning of Section 3(21)(A)(ii) of the Employee Retirement Income Security Act (“ERISA”)) with respect to any such IRA assets and (ii) in connection with the purchase of the Note, the IRA will pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA) and in connection with any redemption of the Note pursuant to its terms will receive at least adequate consideration, and, in making the foregoing representations and warranties, you have (x) applied sound business principles in determining whether fair market value will be paid, and (y) made such determination acting in good faith.

Additional Information Regarding Our Estimated Value of the Notes

The final terms for the Notes will be determined on the date the Notes are initially priced for sale to the public (the “Pricing Date”) based on prevailing market conditions on the Pricing Date, and will be communicated to investors either orally or in a final pricing supplement.

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Pricing Date is based on our internal funding rates. Our estimated value of the Notes might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Notes on the Pricing Date is expected to be less than the initial issue price of the Notes. The difference between the initial issue price of the Notes and our estimated value of the Notes is expected to result from several factors, including any sales commissions expected to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost that we may incur in hedging our obligations under the Notes, and estimated development and other costs that we may incur in connection with the Notes.

Our estimated value on the Pricing Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Pricing Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Pricing Date for a temporary period expected to be approximately three months after the initial Issue Date of the Notes because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Notes and any agreement we may have with the distributors of the Notes. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page FWP-6 of this free writing prospectus.

You may revoke your offer to purchase the Notes at any time prior to the Pricing Date. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to their Pricing Date. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Supplemental Plan of Distribution

J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the Notes pursuant to separate placement agency agreements with the Issuer. The placement agents will forgo fees for sales to fiduciary accounts. The placement agents will receive a fee from the Issuer or one of its affiliates that will not exceed $10.00 per Note.

FWP-27